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                                                                  EXHIBIT 3.18

                           UNITED STATES OF AMERICA
                              STATE OF LOUISIANA

                                 [STATE LOGO]

                                 FOX MCKEITHEN
                              SECRETARY OF STATE


As Secretary of State, of the State of Louisiana, I do hereby Certify that the annexed transcript was prepared by and in this office from the record on file, of which purports to be a copy, and that it is full, true and correct.





In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,


            JUL 22, 1999                                         [SEAL]

          /s/ Fox McKeithen
          Secretary of State

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                           ARTICLES OF ORGANIZATION
                                      OF
                    CENTROPLEX CENTRE CONVENTION HOTEL, L.L.C.


STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

         BE IT KNOWN, that on this 22nd day of July, 1999, before me, the undersigned Notary Public, and in the presence of the two undersigned competent witnesses personally came and appeared:

         ARGOSY GAMING COMPANY, a Delaware corporation qualified to do and doing business in East Baton Rouge Parish, Louisiana, appearing and represented by and through its duly authorized agent, John S. Campbell, Jr. (hereinafter the
         "Organizer"):

who declared, that availing itself of the provisions of the Louisiana
Limited Liability Company Law (Title 12, Chapter 22, Louisiana Revised Statutes of 1950), it does hereby execute the following Articles of Organization for the purpose of establishing and creating a limited liability company:


                                   ARTICLE I
                                     NAME

         The name of the company (hereinafter referred to as "L.L.C.") is:

                     CENTROPLEX CENTRE CONVENTION HOTEL, L.L.C.

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                                  ARTICLE II
                                   PURPOSE

    The purpose of the L.L.C. is to engage in any lawful activity for which limited liability companies may be formed under the Louisiana Limited Liability Company Law, including, but not limited to the following:

A. The acquisition of movable and/or immovable property, corporeal and incorporeal, and any interest therein (the "Property") by purchase, exchange, lease or otherwise;

B. The holding, owning, improving, developing, leasing and managing of property of any and every kind and nature in connection with the operation of the Property;

C. The acquisition of promissory notes, mortgage notes, chattel paper, whether secured or unsecured, of any and every nature and kind in connection with the operation of the Property;

D. The construction and operation of buildings, improvements and constructions of any and every kind and nature in connection with the operation of the Property;

E. The disposition and encumbering of any property or interest owned by the L.L.C. by way of sale, exchange, lease, mortgage, pledge or otherwise; and

F. Any other activity deemed by the Member in its sole discretion (except as may otherwise be provided herein) to be necessary and desirable in connection with any of the activities listed herein.

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                                 ARTICLE III
                                   MEMBER

    The name of the Member, being the only Member, of Centroplex Centre Convention Hotel, L.L.C. is:

                              ARGOSY GAMING COMPANY


                                  ARTICLE IV
                                  MANAGEMENT

    The L.L.C. shall be managed by its sole Member. Argosy Gaming Company acting alone, shall have all powers necessary to the L.L.C.'s affairs, including, by way of illustration and not by way of limitation:

A. The power to acquire movable, immovable, corporeal and/or incorporeal property in the name of the L.L.C., by purchase, lease, exchange, dation en paiement or otherwise.

B. The power to establish title and other affecting the Property owned by the L.L.C..

C. The power to borrow money from banks, other lending institutions or persons for L.L.C. purposes, in such amounts and on such terms as the Member in its sole discretion deems necessary and proper, and the power to mortgage, pledge or otherwise encumber the Property including the power to pledge and otherwise encumber collateral mortgage notes and to mortgage, assign and pledge all tenant leases to secure repayment of amounts borrowed. Such mortgages and pledges

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    may contain provisions for confession of judgment, pact de non alienando, waiver of notices and appraisement, sale by executory process and other provisions commonly found in mortgages or pledges in the State of Louisiana.

D.  The power to refinance any portion or all of the debt of the L.L.C..

E.  The power to lease, sell, exchange, or otherwise dispose of the Property.

F. The power to construct improvements on, demolish, rehabilitate, refurbish or otherwise alter any of the Property.

G. The power to exercise any and all powers that are vested in the Member by the other provisions of these Articles or by operation of Louisiana law.

H. The power to hire, employ, or contract with any management company, or companies, leasing agent, consultants, agents, brokers, finders, attorneys, accountants or any other provider of services whom the Member, in its sole discretion, chooses to perform services for the L.L.C., any one or more of the companies employed by the Member may be a company owned by or otherwise affiliated with the Member.

I. The power to lease and operate the Property in the ordinary course of business.

    Third parties are entitled to rely upon these Articles of Organization and no power granted herein shall be limited by the Operating Agreement. In the event of a conflict between the Articles of Organization and the Operating Agreement, the Articles of Organization shall govern.

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                                  ARTICLE V
                            EVIDENCE OF AUTHORITY

     Argosy Gaming Company in accordance with the provisions of La. R.S. 12:130(C)(5) and with these Articles of Organization, is authorized to execute certificates which establish the membership of the Member, the authenticity of any records of the L.L.C., including but limited to providing a statement of those persons or entities with the authority to take the actions referred to in La. R.S. 12:1318(B). No person dealing with Argosy Gaming Company shall be required to determine its authority to make any such commitment or undertaking on behalf of the L.L.C., or to determine any fact or circumstances bearing upon the existence of its authority and shall be entitled to conclusively rely upon such certificates. No person shall be bound to see the application or distribution of revenue or proceeds paid or credited in connection with such action unless the party shall have received written notice to the contrary from the L.L.C..


                                   ARTICLE VI
                             LIMITATION OF LIABILITY
                          AND INDEMNIFICATION OF MEMBER

    The Member shall not be liable for monetary damages for breach of a duty provided for in R.S. 12:1314. The company may indemnify a Member for judgments, settlements, penalties, fines, or expenses incurred because it is or was a Member.

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                                  ARTICLE VII
                           TERMINATION, DISSOLUTION
                                AND LIQUIDATION

A. TERM. The L.L.C. shall commence on July 23, 1999 and shall continue in existence until the winding up and liquidation of the L.L.C., and its business is completed following a liquidating event, as provided hereinafter.

B. TERMINATION. The L.L.C. shall be terminated upon the first to occur of the following:

    1.  The consent of the Member in accordance with La R.S. 12:1318;

    2.  A judgment of termination; or

    3. The granting of an order for relief applicable to the L.L.C. under Chapter 7 of the U.S. Bankruptcy Code (11 U.S.C.A. Section 701, et seq.).

                                  ARTICLE VIII
                                   DEFINITIONS

A.  "MEMBER" means Argosy Gaming Company.

B. "PROPERTY" means all property and assets of the L.L.C., of whatever kind and nature, and wherever situated, and however acquired, movable and immovable, corporeal and incorporeal, owned by the L.L.C..

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                                  ARTICLE IX
                                AMENDMENTS TO
                          ARTICLES OF ORGANIZATION

     These Articles may not be amended, changed or modified in any respect without the affirmative vote of the Member. Any amendment shall not be binding upon third parties until an amendment by authentic act is recorded in the office of the Secretary of State.

     IN WITNESS WHEREOF, these Articles have been executed in Baton Rouge, Louisiana by the Organizer in the presence of the undersigned Notary Public and two competent witnesses on the date first above mentioned above.

WITNESSES:                             ORGANIZER:

                                       ARGOSY GAMING COMPANY

/s/ Janet H. DeLage                    /s/ John S. Campbell, Jr.
------------------------------------   --------------------------------------
                                       JOHN S. CAMPBELL, JR.,
                                       DULY AUTHORIZED AGENT

/s/ Carolyn L. Bonfanti
------------------------------------

                            /s/ Marc S. Whitfield
                            ---------------------
                                 NOTARY PUBLIC

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                                  INITIAL REPORT
                                       OF
                   CENTROPLEX CENTRE CONVENTION HOTEL, L.L.C.


STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

     BE IT KNOWN, that on this 22nd day of July, 1999, before me, the undersigned Notary Public, and in the presence of the two undersigned competent witnesses personally came and appeared:

     ARGOSY GAMING COMPANY, a Delaware corporation qualified to do and doing business in East Baton Rouge Parish, Louisiana, appearing and represented by and through its duly authorized agent, John S. Campbell, Jr., the Organizer of Centroplex Centre Convention Hotel, L.L.C., and makes this initial report.

1.  The company's registered office is located at:

    a.  8th Floor, Bank One Centre
        451 Florida Street
        Baton Rouge, Louisiana 70801

2. The names and municipal addresses of the company's registered agents are:

    a.  John S. Campbell, Jr.
        8th Floor, Bank One Centre
        451 Florida Street
        Baton Rouge, Louisiana 70801

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    b.  A. Michael Dufilho
        8th Floor, Bank One Centre
        451 Florida Street
        Baton Rouge, Louisiana 70801

3.  The name and principal address of the sole member of this company is:

        Argosy Gaming Company
        8th Floor, Bank One Centre
        451 Florida Street
        Baton Rouge, Louisiana 70801

     THUS DONE AND SIGNED, at Baton Rouge, Louisiana, on the 22nd day of July, 1999, before the undersigned Notary and in the presence of the undersigned competent witnesses.

WITNESSES:                             ORGANIZER:

                                       ARGOSY GAMING COMPANY

/s/ Janet H. DeLage                      By: /s/ John S. Campbell, Jr.
------------------------------------     --------------------------------------
                                         JOHN S. CAMPBELL, JR.,
                                         Duly Authorized Agent

/s/ Carolyn L. Bonfanti
------------------------------------

                            /s/ Marc S. Whitfield
                            ---------------------
                                 NOTARY PUBLIC

                                        -2-
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                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                         BY DESIGNATED REGISTERED AGNTS

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

     On this 22nd day of July, 1999, before me, the undersigned Notary Public in and for the State and Parish aforesaid, personally came and appeared JOHN
S. CAMPBELL, JR. and A. MICHAEL DUFILHO, who being duly sworn, acknowledged to me that they do each hereby accept appointment as the Registered Agents of CENTROPLEX CENTRE CONVENTION HOTEL, L.L.C., a limited liability company authorized to transact business in the State of Louisiana pursuant to the provisions of the Title 12, Chapter 22.

                                       /s/ John S. Campbell, Jr.
                                       ---------------------------------------
                                       John S. Campbell, Jr., Registered Agent

                                       /s/ A. Michael Dufilho
                                       ---------------------------------------
                                       A. Michael Dufilho, Registered Agent

     SWORN TO AND SUBSCRIBED, before me, Notary, on the day, month and year first above written.

                                                                 [STAMP]

                            /s/ Marc S. Whitfield
                            ---------------------
                                 NOTARY PUBLIC